EXHIBIT 24(B)6(A)(IV)

manatt                                                       Jeremiah P. Sheehan
manatt | phelps | phillips                       Manatt, Phelps &, Phillips, LLP
                                                     Direct Dial: (212) 830-7205
                                                     E-mail: jsheehan@manatt.com

August 17, 2006                                         Client-Matter: 58351-032

     FEDERAL EXPRESS

Mr. Emanuel Alves
VP, Counsel and Corporate Secretary
John Hancock Life Insurance Company
Office of The Secretary Z-13-49
601 Congress Street
Boston, MA 02210

     RE: JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK ("JHNY") - CHARTER
         AMENDMENT

Dear Mr. Alves:

     Attached for your records are copies of the following:

          1. A certified copy of the amendment of JHNY's Charter to decrease the required number of New York directors from 3 to 2.

          2. A date stamped copy confirming its filing with the Westchester County Clerk.

               If you have any questions or need additional information, please call me.

                                        Very truly yours,


                                        /s/ Jeremiah P. Sheehan
                                        ----------------------------------------
                                        Jeremiah P. Sheehan

Enclosures
80370749.1

        7 Times Square, New York, New York 10036 Telephone: 212.790.4500
Fax: 212.790.4545 Albany | Los Angeles | New York | Orange County | Palo Alto |
                         Sacramento | Washington, D.C.

                                     (LOGO)

                                STATE OF NEW YORK
                              INSURANCE DEPARTMENT
                               ONE COMMERCE PLAZA
                             ALBANY, NEW YORK 12257

George E. Pataki                                                    Howard Mills
Governor                                                          Superintendent

                                 August 17, 2006

Jeremiah P. Sheehan, Esq.
Manatt, Phelps & Phillips, LLP
7 Times Square
New York, NY 10036

     RE: John Hancock Life Insurance Company of New York Proof of Filing of Amendment to Charter

Dear Mr. Sheehan:

     This will acknowledge receipt of the proof of filing of the certified copy of the recent amendment to the above captioned company's charter that you forwarded under cover of August 16, 2006.

                                        Very truly yours,


                                        /s/ Patrick M. Harrigan
                                        ----------------------------------------
                                        Patrick M. Harrigan
                                        Associate Attorney
                                        Office of General Counsel

Short Certificate

                                STATE OF NEW YORK

                              INSURANCE DEPARTMENT

                                                                          (SEAL)

IT IS HEREBY CERTIFIED THAT the attached copy of Certificate of Amendment of the Declaration of Intention and Charter of John Hancock Life Insurance Company of New York, of Valhalla, New York for the purpose of changing the number of directors who are required to be residents of New York State from three to two, as approved by this Department, July 31, 2006,

HAS BEEN COMPARED WITH THE ORIGINAL OF FILE IN THIS DEPARTMENT AND THAT IT IS A CORRECT TRANSCRIPT THEREFROM AND OF THE WHOLE OF SAID ORIGINAL.

(SEAL)

                                        IN WITNESS WHEREOF, I have hereunto set
                                        my hand and affixed the official seal of this Department at the City of Albany, this 31st day of July 2006.


                                        /s/ Salvatore Castiglione
                                        ----------------------------------------
                                        Salvatore Castiglione
                                        Special Deputy Superintendent

                                                                         (STAMP)

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                      DECLARATION OF INTENTION AND CHARTER
                                       OF
                 JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK

                                      UNDER
                  SECTION 805 OF THE BUSINESS CORPORATION LAW
                     AND SECTION 1206 OF THE INSURANCE LAW

     The undersigned officers of John Hancock Life Insurance Company of New York (the "Corporation"), duly organized and existing under the Laws of the State of New York, do hereby certify that:

     1. That the name of the Corporation is John Hancock Life Insurance Company of New York.

     2. That the Declaration of Intention and Charter (the "Charter") was filed on February 10,1992 with the Superintendent of Insurance.

     3. That the Charter of the Corporation is hereby amended to change the number of Directors of the Corporation who are required to be residents of the State of New York from three to two by deleting under paragraph Sixth, Section
(c), the first sentence in its entirety and inserting in lieu thereof:

     Each Director shall be at least eighteen years of age and at all times a majority of the Directors shall be citizens and residents of the United States and not less than two shall be residents of the State of New York.

     4. That the foregoing amendment has been duly authorized by the Board of Directors at their regularly scheduled meeting held November 17, 2005 and by the Sole Stockholder of the Corporation at a Special Meeting held on July 26th, 2006, in accordance with the provisions of Section 803(a) of the Business Corporation Law of the State of New York.

     5. That the foregoing amendment shall be effective upon filing with the Westchester, New York, County Clerk.

     IN WITNESS WHEREOF, John Hancock Life Insurance Company of New York has caused this Certificate to be executed by James D. Gallagher, President and Andrew Corselli, Secretary.

                                        JOHN HANCOCK LIFE INSURANCE COMPANY OF
                                        NEW YORK


                                        By  /s/ James D. Gallagher
                                            ------------------------------------
                                            James D. Gallagher, President


                                        By /s/ Andrew Corselli
                                           -------------------------------------
                                           Andrew Corselli, Secretary

Commonwealth of  Massachusetts )
                               )
County of  Suffolk             )

     On this 26th day of July, 2006, before me personally came James D. Gallagher, President and Andrew Corselli, Secretary of John Hancock Life Insurance Company of New York, the Corporation described in the above executed instrument, and that they signed their name thereto by order of the Directors of said Corporation.

                                                                          (SEAL)


                                        [ILLEGIBLE]
                                        ----------------------------------------
                                        Notary Public

                                        Commission Expires 01/28/2011